Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. DECLARES DIVIDEND

Manitowoc, WI, November 18, 2015 – County Bancorp, Inc. (NASDAQ: ICBK) the parent company for Investors Community Bank, announced that on November 17, 2015 its Board of Directors declared a quarterly cash dividend of $0.04 per share on the Company's common stock. The dividend is payable on December 11, 2015 to shareholders of record on November 30, 2015.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on Northeastern and Central Wisconsin.  Our customers are served from our full-service locations in Manitowoc and Stevens Point, and our loan production offices in Darlington, Eau Claire, and Fond du Lac.

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Investor Relations Contact

Timothy J. Schneider

CEO, Investors Community Bank

Phone: (920) 686-5604

Email: tschneider@investorscommunitybank.com